EXHIBIT 10.1

Published CUSIP Numbers: 97064XAA4 97064XAB2

FINRA Form REV – 33R

REVOLVING NOTE AND CASH SUBORDINATION AGREEMENT

THIS AGREEMENT is entered into this 3rd day of March, 2014, among each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and SUNTRUST BANK (the “Administrative Agent”), as Administrative Agent, BMO HARRIS BANK, N.A., as Syndication Agent, LLOYDS BANK PLC, as Documentation Agent and WILLIS SECURITIES, INC. (the “Broker/Dealer”). This Agreement shall not be effective or deemed to constitute a satisfactory subordination agreement under Appendix D to Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Act” or “SEA”), unless and until the Financial Industry Regulatory Authority (“FINRA”) has found the Agreement acceptable as to form and content.

1.	GENERAL

(a) Subject to the terms and conditions hereinafter set forth, each Lender severally agrees that from time to time between the date first written above and the 3rd day of March, 2015 (the “Credit Period”) it will lend to the Broker/Dealer its pro rata share (as determined based on the “Commitment Schedule” attached as part of Rider A (the “Commitment Schedule”)) of sums of money on a revolving basis (each an “Advance”, collectively “Advances”) which, such pro rata share shall not exceed such Lender’s “Commitment” (as set forth in the Commitment Schedule (each a “Commitment”)) and which sums of money, in the aggregate principal amount outstanding at any one time, shall not exceed $300,000,000 (the “Credit Line” or “Commitment Amount”).

(b) During the Credit Period, the Broker/Dealer may utilize the Credit Line (as then in effect) by borrowing and/or prepaying outstanding Advances, in whole or in part, and reborrowing, all in accordance with the terms and provisions hereof. Each Advance shall be in the aggregate amount of $5,000,000 or integral multiples thereof.

(c) The Broker/Dealer is obligated to repay the aggregated unpaid principal amount of all Advances on or before the 3rd day of March, 2016 (the “Scheduled Maturity Date”) (one year after the end of the Credit Period).  No Advance shall be considered equity (for purposes of Appendix D of Rule 15c3-1 under the Act) despite the length of the initial term of any Advance.

(d) The obligation of the Broker/Dealer to repay the aggregate unpaid principal amount of the Advances shall be evidenced by promissory notes of the Broker/Dealer (each a “Revolving Note” and collectively, the “Revolving Notes”) in substantially the form attached hereto as Exhibit A (with the blank spaces appropriately completed), payable to the order of each Lender, for an amount not exceeding such Lender’s Commitment and in the aggregate for an amount not exceeding in the aggregate the Credit Line and bearing interest at the rates determined in accordance with Rider A. The Revolving Notes shall be dated, and shall be delivered to the Administrative Agent on behalf of the Lenders, on the date of the execution and delivery of this Agreement by the Broker/Dealer. Each Lender shall, and is hereby authorized by the Broker/Dealer to, endorse on the schedule attached to the Revolving Note, or on a continuation of such schedule attached thereto and made a part thereof, appropriate notations regarding each Advance evidenced by the Revolving Note as specifically provided therein; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of the Broker/Dealer hereunder or under the Revolving Notes.

(e) Whenever the Broker/Dealer desires to utilize the Credit Line, it shall so notify Administrative Agent by telephone or any agreed upon electronic method specifying the amount of the Advance and the date on which each such Advance is to be made. Such notice will also be given and confirmed in writing, to FINRA. Notice shall, at a minimum, identify (i) the date and amount of the proposed Advance, (ii) the aggregate amount of outstanding Advances and (iii) if the Advance is to be used to repay, in whole or in part, outstanding Advances, the amount and maturity of such Advance(s).

(f) The proceeds hereof shall be dealt with in all respects as capital of the Broker/Dealer, shall be subject to the risks of its business, and the Broker/Dealer shall have the right to deposit the proceeds hereof in an account or accounts in the Broker/Dealer’s name in any bank or trust company.

(g) This document contains several provisions which are optional and may be included in this Agreement if the parties mutually agree to incorporate such provisions. Each such provision is flagged by [OPTIONAL] appearing at the conclusion of its heading. The space to the left of each such provision enables the parties to indicate, by entering the word “Included”, to incorporate the particular provision(s). Any provision noted as [OPTIONAL] that has the word “Excluded” in the space to the left of such provision or lacks any appropriate indication for inclusion, by default, will not be included in this Agreement. In addition, paragraph 23 of this Agreement (“Optional Rider”), if incorporated by the parties, presents a vehicle for the parties to add their own provisions to this Agreement, subject to the terms and conditions there stated.

2.	SUBORDINATION OF OBLIGATIONS

Each Lender irrevocably agrees that the obligations of the Broker/Dealer under this Agreement with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Broker/Dealer whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of this claim arising out of any matter occurring prior to the date on which the Broker/Dealer’s obligation to make such payment matures consistent with the provisions hereof. In the event of the appointment of a receiver or trustee of the Broker/Dealer or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 (“SIPA”) or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer, the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Broker/Dealer until all claims of all other present and future creditors of the Broker/Dealer, whose claims are senior hereto, have been fully satisfied, or adequate provision has been made therefor.

3.	SUSPENDED REPAYMENT

(a) The Broker/Dealer’s obligation to pay the principal amount hereof on the Scheduled Maturity Date or any accelerated maturity date shall be suspended and the obligation shall not mature for any period of time during which, after giving effect to such payment obligation (together with the payment of any other obligation of the Broker/Dealer under any other subordination agreement payable at or prior to the payment hereof as well as the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer and returnable at or prior to the payment hereof), any of the following circumstances apply at the time payment is to be made:

(i)
in the event that the Broker/Dealer is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1 (the “Rule”) under the Act, the aggregate indebtedness of the Broker/Dealer would exceed 1200 percent of its net capital as those terms are defined in the Rule or any successor rule in effect, or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the Securities and Exchange Commission (the “SEC”), or

(ii)
in the event that the Broker/Dealer is operating pursuant to paragraph (a)(1)(ii) of the Rule (the “Alternative Net Capital Requirement”), the net capital of the Broker/Dealer would be less than 5 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule in effect, or

(iii)
the Broker/Dealer’s net capital, as defined in the Rule or any successor rule in effect, would be less than 120 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC), or

(iv)
in the event that the Broker/Dealer is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) stated in such applicable paragraph, or

(v)
in the event that the Broker/Dealer is registered under the Commodity Exchange Act (the “CEA”), the net capital of the Broker/Dealer (as defined in and calculated in accordance with the CEA or the regulations thereunder) would be less than the percent or amount specified in Section 1.17(h)(2)(viii) of the regulations of the Commodity Futures Trading Commission (“CFTC”) or any successor regulation in effect

(the above criteria being hereinafter referred to as the “Applicable Minimum Capital”).

(b) During any such period of suspension the Broker/Dealer shall, as consistent with the protection of its customers, promptly reduce its business to a condition whereby the principal amount hereof with accrued interest thereon could be paid (together with the payment of any other obligation of the Broker/Dealer under any other subordination agreement payable at or prior to the payment hereof as well as the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer and returnable at or prior to the payment hereof) without the Broker/Dealer’s net capital being below the Applicable Minimum Capital, at which time the Broker/Dealer shall repay the principal amount hereof plus accrued interest thereon on not less than five days’ prior written notice to FINRA.

(c) The aggregate principal amount outstanding pursuant to this Agreement shall mature on the first day at which under this paragraph 3 the Broker/Dealer has an obligation to pay the principal amount hereof.

(d) If payment is made of all or any part of the principal hereof on the Scheduled Maturity Date or any accelerated maturity date and if immediately after any such payment the Broker/Dealer’s net capital is less than the Applicable Minimum Capital, each Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of any such payment) to repay to the Broker/Dealer, its successors or assigns, the sum so paid, to be held by the Broker/Dealer pursuant to the provisions hereof as if such payment had never been made; provided, however, that any demand by the Broker/Dealer to recover such payment must be made in writing to the Administrative Agent and the Lenders, a copy of which must be provided to FINRA, within 120 calendar days from the date of such payment.

(e) The Broker/Dealer shall immediately notify FINRA of any suspension of its obligations to pay the principal amount hereof.

Included	4.	LIQUIDATION OF BROKER/DEALER IF SUSPENDED FOR 6 MONTHS OR MORE [OPTIONAL]

If pursuant to the terms of paragraph 3 hereof, the Broker/Dealer’s obligation to pay the principal amount hereof is suspended and does not mature, the Broker/Dealer agrees (and each Lender recognizes) that if its obligation to pay the principal amount hereof is ever suspended for a period of six months or more, it will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business but the right of the Lenders to receive payment hereunder shall remain subordinate as herein above set forth.

5.           PERMISSIVE PREPAYMENT WITHIN AND AFTER ONE YEAR

(a) With the prior written approval of FINRA, any time prior to one year following the date of any Advance, the Broker/Dealer may, at its option, but not at the option of the Administrative Agent or the Lenders, pay all or any portion of the principal amount hereof to the Lenders prior to the Scheduled Maturity Date (such payment being hereinafter referred to as “Prepayment”).  However, no Prepayment prior to one year following the date of any Advance shall be made if:

(i)
after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Broker/Dealer, including the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this Paragraph, whichever date is earlier) without reference to any projected profit or loss of the Broker/Dealer, either aggregate indebtedness of the Broker/Dealer would exceed 900 percent of its net capital or its net capital would be less than 200 percent of the minimum dollar amount required by the Rule or, in the case of a Broker/Dealer operating pursuant to the Alternative Net Capital Requirement, its net capital would be less than 6 percent of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act, or, in the event that the Broker/Dealer is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test stated in such applicable paragraph, or, if an applicant for registration or registered under the CEA, the Broker/Dealer’s net capital would be less than the percent or amount specified in Section 1.17(h)(2)(vii)(B) of the regulations of the CFTC, or the Broker/Dealer’s net capital would be less than any such other percent or amount test as may be made applicable to the Broker/Dealer by FINRA, the SEC or the CFTC at the time Prepayment is to be made; or

(ii)	pre-tax losses of the Broker/Dealer during the latest three-month period equaled more than 15 percent of current excess net capital.

(b) With the prior written approval of FINRA, at any time subsequent to one year following the date of any Advance, the Broker/Dealer may, at its option, but not at the option of the Administrative Agent or the Lenders, make Prepayment(s). However, no Prepayment subsequent to one year following the date of any Advance shall be made if, after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Broker/Dealer, including the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this paragraph, whichever date is earlier) without reference to any projected

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profit or loss of the Broker/Dealer, any of the following circumstances apply at the time such Prepayment is to be made:

(i)
in the event that the Broker/Dealer is not operating pursuant to the Alternative Net Capital Requirement, the aggregate indebtedness of the Broker/Dealer would exceed 1000 percent of its net capital as those terms are defined in the Rule or any successor rule in effect (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC), or

(ii)
in the event that the Broker/Dealer is operating pursuant to the Alternative Net Capital Requirement, the net capital of the Broker/Dealer would be less than 5 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule in effect, or

(iii)
the Broker/Dealer’s net capital, as defined in the Rule or any successor rule in effect, would be less than 120 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC), or

(iv)
in the event that the Broker/Dealer is subject to the provisions of paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) stated in such applicable paragraph, or

(v)
in the event that the Broker/Dealer is registered under the CEA, the net capital of the Broker/Dealer (as defined in and calculated in accordance with the CEA or the regulations thereunder) would be less than the percent or amount specified in Section 1.17(h)(2)(vii)(A) of the regulations of the CFTC or any successor regulation in effect.

(c) If Prepayment is made of all or any part of the principal hereof prior to the Scheduled Maturity Date and if immediately after such Prepayment the Broker/Dealer’s net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this paragraph, each Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of such Prepayment) to repay the Broker/Dealer, its successors or assigns (or, if such Prepayment is then being held by the Administrative Agent on behalf of the Lenders, to cause the Administrative Agent to repay the Broker/Dealer, its successors or assigns), the sum so paid to be held by the Broker/Dealer pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any demand by the Broker/Dealer to recover such Prepayment must be made in writing to the

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Administrative Agent and the Lenders, a copy of which must be provided to FINRA, within 120 calendar days from the date of such Prepayment.

Excluded	6.	LENDERS’ RIGHT TO ACCELERATE MATURITY [OPTIONAL]

Subject to the provisions of paragraph 3 hereof, by written notice delivered to the Broker/Dealer at its principal office and to FINRA given no sooner than six months from the date hereof, the Lenders may accelerate payment to the last Business Day (as defined in Rider A) of a calendar month not less than six months after the receipt of such notice by both the Broker/Dealer and FINRA, but the right of the Lenders to receive payment of the principal amount hereof and interest shall remain subordinate as hereinafter provided.

Included	7.	ACCELERATED MATURITY UPON THE OCCURRENCE OF AN EVENT OF	ACCELERATION [OPTIONAL]

(a) By prior written notice to the Broker/Dealer at its principal office and to FINRA upon the occurrence of any Event of Acceleration (as herein after defined), given no sooner than six months from the effective date of this Agreement, the Lenders may accelerate the maturity of the payment obligation of the Broker/Dealer under this Agreement, together with accrued interest or compensation thereon, to the last Business Day of a calendar month which is not less than six months after notice of acceleration is received by the Broker/Dealer and FINRA. The right of the Lenders to receive payment, together with accrued interest or compensation thereon, shall remain subordinate as herein above set forth.

(b) If, upon the acceleration of maturity resulting from the occurrence of an Event of Acceleration, the payment obligation of the Broker/Dealer is suspended pursuant to paragraph 3 hereof, and liquidation of the Broker/Dealer has not commenced on or prior to such accelerated maturity date, then notwithstanding paragraph 3 hereof, the payment obligation of the Broker/Dealer with respect to this Agreement shall mature on the day immediately following such accelerated maturity date and in any such event the payment obligations of the Broker/Dealer with respect to all other subordination agreements then outstanding shall also mature at the same time. The right of the Lenders to receive payment, together with accrued interest or compensation thereon, shall remain subordinate as herein above set forth.

(c) Events of Acceleration which may be included in a subordination agreement are limited by paragraph (b)(10)(i) of Appendix D to the Rule and are limited to:

(i)	Failure to pay interest or any installment of principal on a subordination agreement as scheduled;

(ii)	Failure to pay when due other money obligations of a specified material amount;

(iii)
Discovery that any material, specified representation or warranty of the Broker/Dealer which is included in the subordination agreement and on which the subordination agreement was based or continued was inaccurate in a material respect at the time made;

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(iv)
Any specified and clearly measurable event which is included in the subordination agreement and which the Lenders and the Broker/Dealer agree (1) is a significant indication that the financial position of the Broker/Dealer has changed materially and adversely from agreed upon specified norms; or (2) could materially and adversely affect the ability of the Broker/Dealer to conduct its business as conducted on the date the subordination agreement was made; or (3) is a significant change in the senior management of the Broker/Dealer or in the general business conducted by the Broker/Dealer from that which obtained on the date the subordination agreement became effective;

(v)	Any continued failure to perform agreed covenants included in the subordination agreement relating to the conduct of the business of the Broker/Dealer or relating to the maintenance and reporting of its financial position.

(d) The Events of Acceleration (“Events of Acceleration”) which are included in this Agreement are as follows:

(i)
Failure to pay any installment of principal on a subordination agreement as scheduled or failure to pay any interest on a subordination agreement as scheduled and such failure shall continue unremedied for a period of 3 Business Days;

(ii)
Failure to pay when due and payable other money obligations in an aggregate principal amount exceeding $5,000,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such money obligations;

(iii)
Discovery that any of the representations and warranties of the Broker/Dealer set forth in paragraph 24(a) below (with respect to the Broker/Dealer only) and in Section 15 of Rider A, which the parties agree are material to this Agreement and on which this Agreement was based, shall prove to have been inaccurate in a material respect at the time made;

(iv)
Any of the following events, which the parties hereby agree (1) are significant indications that the financial position of the Broker/Dealer has changed materially and adversely from agreed upon specified norms; (2) could materially and adversely affect the Borrower’s ability to conduct its business as conducted on the date of this Agreement or (3) is a significant change in the senior management of the Broker/Dealer or in the general business conducted by the Broker/Dealer from that which obtained on the date of this Agreement:  the occurrence of (x) a default or event of default under any written contract or other agreement of the Parent (as defined in Rider A) or any of its Subsidiaries (as defined in Rider A) involving Indebtedness owed to any Person in an amount in excess of $50,000,000 per annum after the applicable grace period, if any, specified in the

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applicable contract or agreement evidencing or governing such Indebtedness or (y) the occurrence of any Change in Control (as defined in Rider A); and

(v)
Continued failure to perform any of the covenants set forth in Section 16(a) of Rider A and such failure shall continue unremedied for a period of 30 days after the earlier of (i) any Responsible Officer of the Broker/Dealer becomes aware of such failure, or (ii) notice thereof shall have been given to the Broker/Dealer by the Administrative Agent (which notice will be given at the request of any Lender) or continued failure to perform any of the covenants set forth in Sections 16(b) and 17 of  Rider A.

Included	8.	ACCELERATED MATURITY UPON THE OCCURRENCE OF AN EVENT OF	DEFAULT [OPTIONAL]

(a) Notwithstanding the provisions of paragraph 3 hereof, if liquidation of the business of the Broker/Dealer has not already commenced, the payment obligation of the Broker/Dealer under this Agreement shall mature, together with accrued interest or compensation thereon, upon the occurrence of an Event of Default set forth in subparagraph (b) or (c) below (each, an “Event of Default” and collectively, the “Events of Default”). The date on which such Event of Default occurs shall, if liquidation of the Broker/Dealer has not already commenced, be the date on which the payment obligations of the Broker/Dealer with respect to all other subordination agreements then outstanding shall mature but the right of the Lenders to receive payment, together with accrued interest or compensation, shall remain subordinate as herein above set forth.

(b) Events of Default which may be included in a subordination agreement are limited by paragraph (b)(10)(ii) of Appendix D to the Rule and are limited to:

(i)
The making of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the Broker/Dealer are in need of protection under the SIPA and the failure of the Broker/Dealer to obtain the dismissal of such application within 30 days;

(ii)
The aggregate indebtedness of the Broker/Dealer exceeding 1500 percent of its net capital or, in the case of a Broker/Dealer that has elected to operate under paragraph (a)(1)(ii) of the Rule, its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or, if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer’s account), if greater, throughout a period of 15 consecutive Business Days, commencing on the day the Broker/Dealer first determines and notifies the

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Examining Authority for the Broker/Dealer, or the Examining Authority or the SEC first determines and notifies the Broker/Dealer of such fact;

(iii)	The SEC shall revoke the registration of the Broker/Dealer;

(iv)	The Examining Authority shall suspend (and not reinstate within 10 days) or revoke the broker’s or dealer’s status as a member thereof;

(v)
Any receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer.

(c) The Events of Default included in this Agreement are as follows:

(i)
The making of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the Broker/Dealer are in need of protection under the SIPA and the failure of the Broker/Dealer to obtain the dismissal of such application within 30 days;

(ii)
The aggregate indebtedness of the Broker/Dealer exceeding 1500 percent of its net capital or, in the case of a Broker/Dealer that has elected to operate under paragraph (a)(1)(ii) of the Rule, its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or, if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer’s account), if greater, throughout a period of 15 consecutive Business Days, commencing on the day the Broker/Dealer first determines and notifies the Examining Authority for the Broker/Dealer, or the Examining Authority or the SEC first determines and notifies the Broker/Dealer of such fact;

(iii)	The SEC shall revoke the registration of the Broker/Dealer;

(iv)	The Examining Authority shall suspend (and not reinstate within 10 days) or revoke the Broker/Dealer’s status as a member thereof;

(v)
Any receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer

Included	9.	LIQUIDATION OF BROKER/DEALER UPON THE OCCURRENCE OF AN EVENT OF DEFAULT [OPTIONAL]

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If liquidation of the business of the Broker/Dealer has not already commenced, the rapid and orderly liquidation of the business of the Broker/Dealer shall then commence upon the happening of an Event of Default (defined in paragraph 8 of this Agreement.)

10.           ACCELERATION IN EVENT OF INSOLVENCY

Notwithstanding the provisions of paragraph 3 hereof, the Broker/Dealer’s obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer; but payment of the same shall remain subordinate as herein above set forth.

11.           EFFECT OF DEFAULT

Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payment shall remain subordinate as herein above set forth.

12.           NOTICE OF MATURITY OR ACCELERATED MATURITY

The Broker/Dealer shall, in addition to any other notice required pursuant to this Agreement, immediately notify FINRA if:

(a) any acceleration of maturity occurs pursuant to the this Agreement; or

(b) after giving effect to all Payments of Payment Obligations (as such terms are defined in (a)(2)(iv) of Appendix D of the Rule) under subordination agreements then outstanding that are then due or mature within the following six months without reference to any projected profit or loss of the Broker/Dealer, the net capital of the Broker/Dealer would be less than the Applicable Minimum Capital (as that term and criteria is defined in paragraph 3 of this Agreement.)

13.           NON-LIABILITY OF FINRA

Each of the Administrative Agent and each Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Broker/Dealer as a member of FINRA or upon FINRA’s surveillance of the Broker/Dealer’s financial position or its compliance with the By-Laws, rules and practices of FINRA. Each of the Administrative Agent and each Lender has made such investigation of the Broker/Dealer and its partners, officers, directors, stockholders and other principals, from sources other than FINRA, as the Administrative Agent and such Lender deems necessary and appropriate under the circumstances. Neither the Administrative Agent nor any Lender is relying upon FINRA to provide, or cause to be provided, any information concerning or relating to the Broker/Dealer, the Administrative Agent and each Lender agrees that FINRA has no responsibility to disclose, or cause to be disclosed, to the Administrative Agent or any Lender any information concerning or relating to the Broker/Dealer which it may have now, or at any future time have.  Each of the Administrative Agent and each Lender agrees that neither FINRA, nor any director, officer or

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employee of FINRA, shall be liable to the Administrative Agent or any Lender with respect to this agreement or the repayment of the loan evidenced hereby or of any interest or other compensation thereon.

14.           CEA APPLICANT OR REGISTRANT NOTIFICATION REQUIREMENTS

If the Broker/Dealer is an applicant for registration or registered under the CEA, the Broker/Dealer agrees, consistent with the requirements of Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)) or any successor regulation, that:

(a) whenever prior written notice by the Broker/Dealer to FINRA is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Broker/Dealer to (i) the CFTC and/or (ii) the commodity exchange of which the Broker/Dealer is a member and which is then designated by the CFTC as the Broker/Dealer’s designated self-regulatory organization (the “DSRO”);

(b) whenever prior written consent, permission or approval of FINRA is required pursuant to the provisions of this Agreement, the Broker/Dealer shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO; and

(c) whenever the Broker/Dealer provides or receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Broker/Dealer shall promptly give written notice thereof to the CFTC and/or to the DSRO.

15.           BROKER/DEALER, LENDERS AND ADMINISTRATIVE AGENT

(a) The term “Broker/Dealer” as used in this Agreement shall include the Broker/Dealer, its heirs, executors, administrators, successors and assigns. The provisions of this Agreement shall be binding upon such persons.

(b) The term “Lender” or “Lenders” as used in this Agreement shall include the Lender or Lenders, its and their heirs, executors, administrators, successors and assigns.  The provisions of this Agreement shall be binding upon such persons.

(c) The term “Administrative Agent” as used in this Agreement shall include the Administrative Agent, its heirs, executors, administrators, successors and assigns.  The provisions of this Agreement shall be binding upon such persons

16.           EFFECT OF FINRA MEMBERSHIP TERMINATION

Upon termination of the Broker/Dealer as a member of FINRA, the references herein to FINRA shall be deemed to refer to the then designated Examining Authority. The term “Examining Authority” shall refer to the regulatory body having responsibility for inspecting or examining the Broker/Dealer for compliance with financial responsibility requirements under Section 78iii(c) of SIPA and Section 17(d) of the Act.

17.           EFFECTIVE DATE

12

This Agreement shall be effective from the date on which it is approved by FINRA and executed by the parties and shall not be modified or amended without the prior written approval of FINRA.

18.           ENTIRE AGREEMENT

This instrument, together with Rider A incorporated pursuant to paragraph 23 of this Agreement, embodies the entire agreement among the Broker/Dealer, the Administrative Agent and the Lenders. No other evidence of such agreement has been or will be executed or effective without the prior written consent of FINRA.

19.           CANCELLATION, TRANSFER, SALE AND ENCUMBRANCE

(a) This agreement shall not be subject to cancellation by either party.

(b) This agreement may not be terminated, rescinded or modified if the effect thereof would be inconsistent with the requirements of the Rule or Appendix D to the Rule. Any and all amendments or modifications to this agreement require the prior written approval of FINRA.

(c) The rights and obligations under this agreement may not be transferred, sold, assigned, pledged, or otherwise encumbered or disposed of, and no lien, charge or other encumbrance may be created or permitted to be created thereon without the prior written consent of FINRA.

20.           NO RIGHT OF SET-OFF

The Administrative Agent and the Lenders agree that they are not taking and will not take or assert as security for the payment of the loan any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Broker/Dealer or any property in which the Broker/Dealer may have an interest, which is or at any time may be in the possession or subject to the control of the Administrative Agent or any Lender.  The Administrative Agent and each of the Lenders hereby waive, and further agree that they will not seek to obtain payment of any Advance in whole or in any part by exercising any right of set-off it may assert or possess (whether created by contract, statute or otherwise).  Any agreement between the Broker/Dealer, the Administrative Agent and/or any Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this paragraph.

21.           ARBITRATION

Any controversy arising out of or relating to this agreement shall be submitted to and settled by arbitration pursuant to the By Laws and rules of FINRA. The Broker/Dealer, the Administrative Agent and the Lenders shall be conclusively bound by such arbitration.

22.           GOVERNING LAW

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This agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

Included	23.	OPTIONAL RIDER [OPTIONAL]

By incorporating this provision, the Broker/Dealer, the Administrative Agent and each Lender agree to include as part of this Agreement the terms and provisions contained in “Rider A” attached to this Agreement. The parties hereto may, via the annexed rider, add any mutually agreed upon term that is acceptable to FINRA and is not inconsistent with the Rule or Appendix D to the Rule. The parties, by incorporating this provision and the terms included in the incorporated Rider A, represent to FINRA, for its reliance, that no provision of Rider A, singly or in combination with any or all of the provisions of this Agreement, is inconsistent with any provision of Appendix D to the Rule or of any other applicable provision of the SEA, the rules and regulations thereunder, or the rules of FINRA, nor do any such provisions impede the ability of the Broker/Dealer to comply therewith.

24.           REPRESENTATIONS

The parties to this Agreement, by affixing their signatures to this Agreement represent to FINRA, for its reliance, that:

(a) this Agreement is a legally valid and binding obligation on the parties; and

(b) this Agreement, as executed below, conforms in every respect to and with any draft hereof which may have been heretofore submitted to and approved by FINRA for actual execution.

(Signature Page Follows)

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25.           EXECUTION

IN WITNESS HEREOF the parties hereto have set their hands and seals this 3rd day of March, 2014.

By:	/s/ ANTONIO URSANO, JR.
Name:	Antonio Ursano, Jr.
Title:	Director, President and Chief Executive Officer

[Signature Page – Revolving Note and Cash Subordination Agreement]

By:	/s/ PAULA MUELLER
Name:	Paula Mueller
Title:	Director

SUNTRUST BANK, as Administrative Agent

By:	/s/ DEBRA BASLER	By:	/s/ KAREN WEICH
Name:	Debra Basler	Name:	Karen Weich
Title:	Managing Director		Vice President

	BMO HARRIS BANK, N.A., as a Lender	By:	/s/ STEPHEN GIACOLONE
		Name:	Stephen Giacolone
		Title:	Assistant Vice President

LLOYDS BANK PLC, as a Lender

[Signature Page – Revolving Note and Cash Subordination Agreement]

FINRA Form REV - 33R
EXHIBIT A

REVOLVING NOTE

For value received, WILLIS SECURITIES, INC. (“Broker/Dealer”)

hereby promises to pay to ____________________                                                                                     (the “Lender”)

on the 3rd day of March, 2016 (“Scheduled Maturity Date”), the principal sum of the aggregate unpaid principal amount of all Advances made by the Lender to the Broker/Dealer under the terms of a Revolving Note And Cash Subordination Agreement between the Broker/Dealer and certain lenders from time to time parties thereto (collectively, the “Lenders”), SunTrust Bank (the “Administrative Agent”), as Administrative Agent, BMO Harris Bank, N.A., as Syndication Agent and Lloyds Bank plc, as Documentation Agent, dated the 3rd day of March, 2014 (the “Agreement”), as shown on the attached schedule. Such sum shall not exceed $____________.

The Broker/Dealer also promises to pay interest on the unpaid principal amount of each Advance hereunder from the date of each such Advance until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum established as set forth in Rider A of the Agreement, said interest to be payable on each Interest Payment Date as set forth in Rider A of the Agreement.

This Revolving Note is subject in all respects to the provisions of the Agreement, which are deemed to be incorporated herein and a copy of which may be examined at the principal office of the Broker/Dealer.

All principal and interest payable hereunder shall be due and payable in accordance with the terms of the Agreement. Principal and interest payments shall be in money of the United States, lawful at such times for the satisfaction of public and private debts.

The Broker/Dealer promises to pay costs of collection, including reasonable attorney's fees, if default is made in the payment of this Revolving Note.

The terms and provisions of this Revolving Note shall be governed by the applicable laws of the State of New York.

(Signature Page Follows)

IN WITNESS HEREOF the parties hereto have set their hands and seals this __ day of _____________, 2014 .

By:
Name:
Title:

(Broker/Dealer)

[Signature Page – Revolving Note]

FINRA Form REV - 33R
SCHEDULE to EXHIBIT A

SCHEDULE

Advances/Payments and Interest of Account Referred to in the Revolving Note

Commitment Amount $_______________

Date of Advance	Amount Advanced	Interest Rate	Date of Re- Payment	Principal Amount Re-Paid	Date of Interest Paid	Amount of Interest Paid	Outstanding Amount after Transaction	Signature

RIDER A

Any references to a “Section” or “Sections” in this Rider A, shall refer to a Section or Sections in this Rider A unless they specifically are stated to refer to a Section or Sections in the Agreement itself.  Any references to a “Paragraph” or “Paragraphs” in this Rider A shall refer to a Paragraph or Paragraphs in the Agreement to which this Rider is attached unless they specifically are stated to refer to a Paragraph or Paragraphs in this Rider itself.

1.            Defined Terms.

(a)            The following terms are defined in the paragraphs or sub-paragraphs referenced opposite such terms in the Agreement to which this Rider A is attached:

“Act”	Introductory Paragraph
“Administrative Agent”	Introductory Paragraph
“Advance”	Paragraph 1(a)
“Alternative Net Capital Requirement”	Paragraph 3(a)(ii)
“Applicable Minimum Capital”	Paragraph 3(a)
“Broker/Dealer”	Introductory Paragraph
“CEA”	Paragraph 3(a)(v)
“CFTC”	Paragraph 3(a)(v)
“Commitment”	Paragraph 1(a)
“Commitment Amount”	Paragraph 1(a)
“Commitment Schedule”	Paragraph 1(a)
“Credit Line”	Paragraph 1(a)
“Credit Period”	Paragraph 1(a)
“DSRO”	Paragraph 14(a)
“Event of Acceleration”	Paragraph 7(d)
“Events of Default”	Paragraph 8(a)
“Examining Authority”	Paragraph 16
“FINRA”	Introductory Paragraph
“Interest Payment Date”	Paragraph 2 of the Revolving Note
“Lender”	Introductory Paragraph
“Optional Rider”	Paragraph 1(g)
“Prepayment”	Paragraph 5(a)
“Revolving Note”	Paragraph 1(d)
“Rule”	Paragraph 3(a)(i)
“Scheduled Maturity Date”	Paragraph 1(c)
“SEA”	Introductory Paragraph
“SEC”	Paragraph 3(a)(i)
“SIPA”	Paragraph 2

(b)           In addition, as used in this Rider A, the following terms shall have the meanings set forth below:

“Administrative Agent’s Office” means the Administrative Agent’s address identified on Schedule 27 hereto, or such other address or account as the Administrative Agent may from time to time notify to the Broker/Dealer and the Lenders.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee Letter” means the agency fee letter agreement dated as of January 23, 2014, among the Broker/Dealer, SunTrust Robinson Humphrey, Inc. and SunTrust Bank.

“Agents” means, collectively, the Administrative Agent, each Arranger, the Syndication Agent and the Documentation Agents.

“Agreement” means the Revolving Note and Cash Subordination Agreement, dated as of March 3, 2014, among the Broker/Dealer, the Administrative Agent, and the Lenders from time to time parties thereto, to which this Rider A is attached.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Commitment Fee	Eurocurrency Rate+	Base Rate+
1	BBB+/Baa1 or better	0.250%	1.500%	0.500%
2	BBB/Baa2	0.275%	1.625%	0.625%
3	BBB-/Baa3	0.300%	1.750%	0.750%
4	BBB-/Ba1 or BB+/Baa3	0.350%	2.000%	1.000%
5	BB+/Ba1 or worse	0.400%	2.250%	1.250%

For purposes hereof, “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”), as applicable, of the Parent’s guaranteed, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by foregoing rating agencies differ by one level, other than as expressly provided in Pricing Level 4 above, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Parent has only one Debt Rating, the Pricing Level for such Debt Rating shall apply; (d) if the Parent does not have any Debt Rating (other than as a result of both S&P and Moody’s ceasing to be engaged in the business of rating debt, in which case the provisions of the next sentence shall apply), then Pricing Level 5 will apply.  If either the rating system of S&P or Moody’s shall change in a manner that directly and materially impacts the pricing grid set forth above, or if both S&P and Moody’s shall cease to be engaged in the business of rating debt, then in either such case the  Broker/Dealer and the Lenders shall negotiate in good faith to amend the references to Debt Ratings in the table above to reflect such changed rating system or to replace such rating system with an alternative measurement scheme, as applicable, and pending the effectiveness of any such amendment, the ratings of such rating agency (or both rating agencies, if applicable) most recently in effect prior to such change or cessation shall be employed in determining the Applicable Rate.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the first Borrowing Request.  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating (other than as a result of a change in the rating system of S&P or Moody’s) shall be effective during the period commencing on the date of the public announcement thereof, irrespective of when notice of such change shall have been furnished by the Broker/Dealer to the Administrative Agent and the Lenders, and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger Fee Letter” means the arranger fee letter agreement dated as of January 23, 2014, among the Broker/Dealer, SunTrust Robinson Humphrey, Inc., SunTrust Bank, BMO Capital Markets Corp, BMO Harris Bank, N.A., Lloyds Securities Inc. and Lloyds Bank plc.

“Arrangers” means SunTrust Robinson Humphrey, Inc., BMO Capital Markets Corp and Lloyds Securities Inc., each in its capacity as a joint lead arranger of the Agreement.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 32(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the rate of interest in effect for such day as publicly announced from time to time by SunTrust as its “prime rate”; and (c) the Eurocurrency Rate for an Interest Period of one month plus 1.00%.  The “prime rate” is a rate set by SunTrust Bank based upon various factors including SunTrust Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by SunTrust Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” means an Advance that bears interest based on the Base Rate.

“Borrowing Request” means a notice of (a) an Advance, (b) a conversion of an Advance or Advances from one Type to the other or (c) a continuation of an Advance or Advances that are Eurocurrency Rate Advances pursuant to Section 2(a), which, if in writing, shall be substantially in the form of Exhibit C.

“Broker/Dealer Materials” has the meaning specified in Section 16.

“Business Day” means (i) any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurocurrency Rate or any Eurocurrency Rate Advances, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the SEA and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Broker/Dealer or the Parent nor (ii) appointed by directors so nominated; (c) the failure of the Parent to own, directly or indirectly, at least 80% of the outstanding Equity Interests of WNA; (d) the failure of the Parent to own, directly or indirectly, at least 80% of the outstanding Equity Interests of the Broker/Dealer; or (e) the failure of the Parent to own, directly or indirectly, at least 80% of the outstanding Equity Interests of WGL

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986 as amended and in effect from time to time.

“Compliance Certificate” shall mean a certificate from a Financial Officer of the Broker/Dealer in a form agreed between the Broker/Dealer and the Administrative Agent.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation (including pursuant to SIPA), administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default, an Event of Acceleration or a Funding Blockage Event or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, become an Event of Default, an Event of Acceleration or a Funding Blockage Event.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Advance plus (iii) 2% per annum; provided that with respect to a Eurocurrency Rate Advance, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Advance plus 2% per annum.

“Defaulting Lender” means, subject to Section 6, any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Broker/Dealer in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; (b) has notified the Broker/Dealer or the Administrative Agent in writing that it does not intend to comply with such Lender’s funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within two Business Days after written request by the Administrative Agent or the Broker/Dealer, to confirm in writing to the Administrative Agent and the Broker/Dealer that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Broker/Dealer); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal or state regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 6)) upon delivery of written notice of such determination to the Broker/Dealer and each Lender.

“Dollar” and “$” mean the lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 32(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 32(b)(iii)).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in)

such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Broker/Dealer, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to meet the minimum funding standard of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, in each case, whether or not waived; the failure to make a required contribution to any Pension Plan or Multiemployer Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived; or a determination that any Pension Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan, or notification that a Multiemployer Plan is in reorganization or is insolvent, or the receipt by the Parent or any ERISA Affiliate of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, any Pension Plan or Multiemployer Plan; (f) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate; or (h) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA.

“Eurocurrency Rate” means, with respect to each Interest Period for a Eurocurrency Rate Advance, the rate per annum equal to the British Bankers Association LIBO Rate or the successor thereto if the British Bankers Association is no longer making a LIBO Rate available (“BBA LIBOR”) as published by Bloomberg (or other commercially available sources providing quotations of BBA LIBOR as determined in good faith by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period; provided, however, that if the rate referred to above is not available at any such time for any reason, then the rate referred to above shall instead be the interest rate per annum, as determined in good faith by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurocurrency Rate Advance are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Eurocurrency Rate Advance” means an Advance that bears interest at a rate based on the Eurocurrency Rate.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Broker/Dealer hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), branch profit Taxes and franchise Taxes, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or, if different, the jurisdiction(s) in which that recipient is treated as resident for tax purposes or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 7(e)(iii), (c) any United States federal Taxes imposed under FATCA, and (d) in the case of a Lender (other than an assignee pursuant to a request by the Broker/Dealer under Section 33) any United States withholding tax that (i) is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 7(e)(iii), except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Broker/Dealer with respect to such withholding tax pursuant to Section 7.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into pursuant thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Person acting as the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (a) the Arranger Fee Letter and (b) the Agency Fee Letter.

“Financial Officer” means, with respect to any Person, the chief executive officer, chief administrative officer, treasurer or controller thereof or any director or representative thereof with similar responsibilities who is registered with FINRA

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Blockage Event” means

(a) Either (i) the Broker/Dealer shall fail to pay any principal of any Advance when and as the same shall become due and payable, whether at the due date thereof (or, in the case of a Prepayment approved by FINRA, within one Business Day of the date fixed for Prepayment) or (ii) the Broker/Dealer shall fail to pay any interest on any Advance or any fee or any other amount (other than an amount referred to in sub-clause (i) of this clause (a)) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days; or

(b) The Broker/Dealer shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a) of this definition), and, if such failure is capable of remedy, such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Broker/Dealer (which notice will be given at the request of any Lender); or

(c) Any representation or warranty made or deemed made by or on behalf of the Broker/Dealer or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or, with respect to any representation or warranty modified by materiality or Material Adverse Effect, in any respect) when made or deemed made; or

(d) Either (i) the Broker/Dealer shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(e) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation (including pursuant to SIPA), reorganization or other relief (including the suspension of payments or a moratorium of any indebtedness) in respect of the Broker/Dealer or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, administrator, conservator or similar official for the Broker/Dealer or for a substantial part of its assets, and, in any such case, if such proceeding or petition has been commenced under Federal or state bankruptcy, insolvency, receivership or similar law, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f) The Broker/Dealer shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (including pursuant to SIPA), reorganization, administration or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this definition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Broker/Dealer or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) The Broker/Dealer shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(h) One or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance provided by a carrier that is not disputing coverage) shall be rendered against the Broker/Dealer, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged, in each case for a period of 60 consecutive days during which period execution shall not be effectively stayed; or any formal legal process has been commenced by a judgment creditor to attach or levy upon any material assets of the Broker/Dealer or any Subsidiary to enforce any such judgment; or

(i) An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred during the five years preceding the date of such ERISA Event, would reasonably be expected to have a Material Adverse Effect; or

(j) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Broker/Dealer contests in any manner the validity or enforceability of any Loan Document; or the Broker/Dealer denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be in general use by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, organization, instrumentality, regulatory or self-regulatory body, department, court, central bank, governmental, intergovernmental or supranational body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 32(e).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Increase Effective Date” has the meaning specified in Section 5(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (the amount of such Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Lien is granted or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person who granted such Lien in good faith), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Broker/Dealer under any Loan Document and, without duplication, Other Taxes.

“Information” has the meaning specified in Section 39.

“Interest Payment Date” means, (a) as to any Advance other than a Base Rate Advance, the last day of each Interest Period applicable to such Advance and the earlier of the date of any Prepayment or the Scheduled Maturity Date of such Advance; provided that if any Interest Period for a Eurocurrency Rate Advance exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Advance, the last Business Day of each March, June, September and December and the earlier of the date of any Prepayment or the Scheduled Maturity Date of any such Base Rate Advance; provided that, notwithstanding anything to the contrary contained herein, the first Interest Payment Date shall be March 31, 2014.

“Interest Period” means, as to each Eurocurrency Rate Advance, the period commencing on the date such Eurocurrency Rate Advance is disbursed or converted to or continued as a Eurocurrency Rate Advance and ending on the date one or two weeks or one, two, three or six months thereafter (or, if available to all of the Lenders, twelve months or, subject to the consent of the Administrative Agent, and if available to all Lenders, any other longer or shorter period that may be requested by the Broker/Dealer), as selected by the Broker/Dealer in its Borrowing Request; provided that:

(i)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)	no Interest Period shall extend beyond the applicable Scheduled Maturity Date.

“Joinder Agreement” means a joinder or similar agreement entered into by any Person (including any Lender) under Section 5 pursuant to which such Person shall provide New Advances or a New Credit Line Commitment, as applicable, hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Broker/Dealer and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, each Revolving Note and the Fee Letters.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, financial position, property or results of operations of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Broker/Dealer to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Broker/Dealer of any Loan Document.

“Material Indebtedness” means any Indebtedness (other than the Advances) of any one or more of the Broker/Dealer and its Subsidiaries in an aggregate principal amount exceeding $5,000,000.

“Maximum Rate” has the meaning specified in Section 35.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Broker/Dealer or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions (excluding any foreign plans of the Broker/Dealer or any ERISA Affiliate).

“New Advances” has the meaning specified in Section 5(b).

“New Credit Line Commitment” has the meaning specified in Section 5(a).

“New Lender” has the meaning specified in Section 5(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Broker/Dealer arising under any Loan Document or otherwise with respect to any Advance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees with respect thereto that accrue after the commencement by or against the Broker/Dealer or any affiliate thereof of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having delivered, became a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, registration or documentary Taxes or duties or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement (but excluding any such Tax in respect of the assignment or transfer (other than pursuant to a written request by or notice from the Broker/Dealer, including pursuant to Section 33).

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent” means Willis Group Holdings Public Limited Company, a company formed under the laws of the Republic of Ireland having company number 475616.

“Participant” has the meaning specified in Section 32(e).

“Participant Register” has the meaning specified in Section 32(e).

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Broker/Dealer or any ERISA Affiliate or to which the Broker/Dealer or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years (excluding any foreign pension plans of the Broker/Dealer or any ERISA Affiliate).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 16.

“Public Lender” has the meaning specified in Section 16.

“Register” has the meaning specified in Section 32(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, as to which the PBGC has not waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event.

“Required Lenders” means, as of any date of determination, but subject to Section 6, the holders of more than 50% of (x) if the Commitments have not been terminated, the Commitment Amount then in effect or (y) if the Commitments have been terminated, the outstanding amounts of all Advances; provided that the portion of the Commitments and Advances held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders at any time.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or other authorized signatory of such Person.  Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“S&P” means Standard & Poor’s Financial Services LLC and any successor thereto.

 “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/

default.aspx, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SPC” has the meaning specified in Section 32(h).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Broker/Dealer.

“Tax Deduction” means a deduction or withholding for or on account of Taxes from a payment hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time

“Type” means, with respect to an Advance, its character as a Base Rate Advance or a Eurocurrency Rate Advance.

“United States” and “U.S.” means the United States of America.

“WGL” means Willis Group Limited, a company formed under the laws of England and Wales having company number 00621757.

“WNA” means Willis North America, Inc., a Delaware corporation and an indirect Subsidiary of the Parent.

2.         Borrowing Mechanics.

(a)           Advances may be Base Rate Advances or Eurocurrency Rate Advances.  Any Borrowing Request must be received  in writing (appropriately completed and signed by a Responsible Officer of the Broker/Dealer and confirmed by signature of a Responsible Officer of Parent)) by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of (A) any borrowing of, conversion to or continuation of Eurocurrency Rate Advances or (B) any conversion of Eurocurrency

Rate Advances to Base Rate Advances and (ii) one Business Day prior to the requested date of any borrowing of Base Rate Advances.  Such notice shall also include (i) whether the Broker/Dealer is requesting an Advance, a conversion of an Advance or Advances from one Type to the other, or a continuation of a Eurocurrency Rate Advance or Advances, (ii) the requested date of the Advance, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Advance or Advances to be borrowed, converted or continued, (iv) the Type of Advance to be borrowed or to which the existing Advance or Advances are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Broker/Dealer fails to specify a Type of Advance in a Borrowing Request or if the Broker/Dealer fails to give a timely notice requesting a conversion or continuation, then the applicable Advances shall be made or continued, as applicable, as Eurocurrency Rate Advances with an Interest Period of one month.  Any automatic conversion to Base Rate Advances or continuation as Eurocurrency Rate Advances shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Advances.  If the Broker/Dealer requests a borrowing of, conversion to, or continuation of Eurocurrency Rate Advances in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its pro rata share of the applicable Advance, and if no timely notice of a conversion or continuation is provided by the Broker/Dealer, the Administrative Agent shall notify each Lender of the details of any automatic continuation as Eurocurrency Rate Advance with an Interest Period of one month, in each case as described in the preceding subsection.  Each Lender shall make the amount of its pro rata share of the Advance available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Borrowing Request.  Upon satisfaction of the applicable conditions set forth in Section 14 (and, if such Advance is the initial Advance, Section 13), the Administrative Agent shall make all funds so received available to the Broker/Dealer either by (i) crediting the account of the Broker/Dealer on the books of SunTrust Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Broker/Dealer.

(c)           Except as otherwise provided herein, a Eurocurrency Rate Advance may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Advance.  During the existence of a Default, no Advances may be requested as, converted to or continued as Eurocurrency Rate Advances without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Advances be automatically converted to Base Rate Advances on the last day of the then current Interest Period with respect thereto if a Default shall be continuing at such time.

(d)           After giving effect to all Advances, all conversions of Advances from one Type to the other, and all continuations of Advances as the same Type, there shall not be more than five (5) Interest Periods in effect at any time.

3.           Interest and Fees.

(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Advance shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)      (i)  If any amount payable by the Broker/Dealer under this Agreement is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Upon the request of the Required Lenders, while any Event of Default or Event of Acceleration exists, the Broker/Dealer shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Advance shall be due and payable in arrears on the Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)           The Broker/Dealer shall pay to the Administrative Agent for the account of each Lender in accordance with its pro rata share of the Commitment Amount, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Commitment Amount exceeds the outstanding amount of Advances, subject to adjustment as provided in Section 6.  The commitment fees set forth above shall accrue at all times during the Credit Period, including at any time during which one or more of the conditions in Sections 13 and 14 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after March 3, 2014, and on the last day of the Credit Period.  The commitment fees set forth above shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(e)           The Broker/Dealer shall pay (A) to the Arrangers, for their own respective accounts, fees in the amounts and at the times specified in the Arranger Fee Letter and (B) to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Agency Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except, with respect to the Agency Fee Letter, as specified therein.

(f)           All computations of interest for Base Rate Advances based on the “prime rate” pursuant to clause (b) of the definition of “Base Rate” shall be made on the basis of a year of 365- or 366-days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Advance for the day on which the Advance is made, and shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid; provided that any Advance that is repaid on the same day on which it is made shall, subject to Section 4(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(g)           The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to the Broker/Dealer and the interest and payments thereon.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

4.           Payments.

(a) General.  All payments to be made by the Broker/Dealer shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Broker/Dealer hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its pro rata share of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Broker/Dealer shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Eurocurrency Rate Advance (or, in the case of any Base Rate Advances, prior to 12:00 noon on the date of such Advance) that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2 (or, in the case of a Base Rate Advances, that such Lender has made such share available in accordance with and at the time required by Section 2) and may, in reliance upon such assumption, make available to the Broker/Dealer a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Broker/Dealer to but excluding the date of payment to the Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.  If such Lender pays its share of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance.  A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Payments by Broker/Dealer; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Broker/Dealer prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Broker/Dealer will not make such payment, the Administrative Agent may assume that the Broker/Dealer has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Broker/Dealer has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.  A notice of the Administrative Agent to the Broker/Dealer with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of Section 2, and such funds are not made available to the Broker/Dealer by the Administrative

Agent because the conditions to the applicable Advance set forth in Sections 13 and 14 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Advances and to make payments pursuant to Section 30(d), are several and not joint.  The failure of any Lender to make any Advance, to fund any such participation or to make any payment under Section 30(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance, to purchase its participation or to make its payment under Section 30(d).

(f) Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

(g) Sharing of Payments by Lenders.

(i) If any Lender shall obtain payment in respect of (i) Obligations due and payable to such Lender hereunder and under the Revolving Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Revolving Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Revolving Notes at such time obtained by all the Lenders at such time or (ii) Obligations owing (but not due and payable) to such Lender hereunder and under the Revolving Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Revolving Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Revolving Notes at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Advances of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(ii) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(iii) the provisions of this Section 4(g) shall not be construed to apply to any payment made by or on behalf of the Broker/Dealer pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender).

(iv) The Broker/Dealer consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Broker/Dealer rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Broker/Dealer in the amount of such participation.

5.           Increase in Commitments.

(a) Provided there exists no Event of Default, Event of Acceleration or Funding Blockage Event and subject to the approval of FINRA, upon notice to the Administrative Agent (which shall promptly notify the applicable Lenders), the Broker/Dealer may from time to time request the establishment of one or more new revolving commitments (a “New Credit Line Commitment”) hereunder, in an aggregate amount for all such New Credit Line Commitments from and after the date hereof not in excess of $100,000,000; provided that any New Credit Line Commitment shall be in a minimum principal amount of $50,000,000 or a whole increment of $5,000,000 in excess thereof. The Broker/Dealer (in consultation with the Administrative Agent) shall specify in such notice (i) the principal amount of the requested New Credit Line Commitment and (ii) the date (the “Increase Effective Date”) on which the Broker/Dealer proposes that such New Credit Line Commitment shall be effective (which shall in no event be less than fifteen Business Days from the date of delivery of such notice to the Lenders).  Each Lender shall notify the Administrative Agent at least five Business Days prior to the Increase Effective Date whether or not it agrees to provide a portion of the requested New Credit Line Commitment (and, if so, the principal amount it proposes to provide).  Notwithstanding anything herein to the contrary, no Lender shall have any obligation to provide any portion of the requested New Credit Line Commitment and any election to do so shall be in the sole discretion of such Lender.  Any Lender not responding by 5:00 p.m. (New York City time) on the date five Business Days prior to the Increase Effective Date shall be deemed to have declined to provide any portion of the requested New Credit Line Commitment. The Administrative Agent shall notify the Broker/Dealer of the Lenders’ responses to the requested New Credit Line Commitment.  To achieve the full amount of a requested New Credit Line Commitment and subject to the consent of the Administrative Agent and FINRA pursuant to Section 32, the Broker/Dealer may also invite additional Eligible Assignees (which for the avoidance of doubt are not already Lenders) to become Lenders.  The Administrative Agent and the Broker/Dealer shall determine the final allocation of the requested New Credit Line Commitment; provided that the Broker/Dealer shall not be required to allocate any portion of such New Credit Line Commitment to existing Lenders.  The Administrative Agent shall promptly notify the applicable Lenders of the final allocation of the requested New Credit Line Commitment.

(b) Each New Credit Line Commitment shall become effective as of the related Increase Effective Date; provided that (i) no Advances are outstanding on such Increase Effective Date, (ii) no Default shall exist on such Increase Effective Date before or after giving effect to such New Credit Line Commitment and to the making of any loans (in the case of new loans under the Agreement, the “New Advances”, and collectively, the “New Advances”) pursuant thereto; (iii) the conditions of Section 14 shall be met as of such Increase Effective Date and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Broker/Dealer to such effect; (iv) the Administrative Agent shall have received such opinions, resolutions, certificates and other documents and instruments related to such New Credit Line Commitment as it shall reasonably request; (v) the maturity date of a New Credit Line Commitment shall not be earlier than the Scheduled Maturity Date; (vi) such New Credit Line Commitment shall be effected pursuant to a Joinder Agreement executed by the Broker/Dealer, the Administrative Agent and the lenders providing the New Advances (the “New Lenders”); (vii) the New Advances shall rank pari passu in right of payment with all other Advances and no New Advances shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the existing Advances; (viii) each New Credit Line Commitment relating to Advances shall be a Commitment and part of the Credit Line, each New Lender thereunder shall be, and shall have all the rights of, a Lender and the New Advances made by it shall be Advances for all purposes of this Agreement and the terms and provisions of such New Credit Line Commitment and the related New Advances that are Advances shall be identical to those of the existing Commitments and existing Advances; (ix) all fees and expenses then due to the Administrative Agent and the Lenders (other than any Defaulting Lender) shall have been paid; and (x) the other terms and documentation in respect of any New Credit Line Commitment, to the extent not consistent with this Agreement as in effect prior to the Increase Effective Date, shall otherwise be reasonably satisfactory to the Administrative Agent.

(c) On each Increase Effective Date, subject to the foregoing terms and conditions, each New Lender participating in the related New Credit Line Commitment shall become a Lender hereunder.

(d) Each Lender hereby agrees that any repayment pursuant to Paragraphs 3(d) or 5(c) of the Agreement after the Increase Effective Date of any Advances borrowed prior to the Increase Effective Date shall constitute new Advances and such Advances shall be made by all Lenders on a pro rata basis, giving effect to any New Credit Line Commitments.

Notwithstanding anything herein to the contrary, but subject in all respects to approval by FINRA, this Agreement and the Revolving Notes may be amended or amended and restated to effect such changes as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 6, which amendment (which may be incorporated in the applicable Joinder Agreement) shall be executed by the Broker/Dealer, the Administrative Agent and the New Lenders (but shall not be required to be executed by any other Lenders and, notwithstanding anything to the contrary set forth in Section 28, shall not require the consent of any Lender other than Lenders providing any New Credit Line Commitments established thereby).  Such amendment may provide for the inclusion, as appropriate, of additional Lenders in any required vote or action of the Required Lenders.  This Section shall supersede any provisions in Section 4 or Section 28(a)-(i) and (k) to the contrary.

6.           Defaulting Lenders.

(a) Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 28.

(ii) Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent with respect to this Agreement for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Paragraphs 7, 8, 9 or 11 of the Agreement or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Broker/Dealer may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Broker/Dealer, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Broker/Dealer as a result of any judgment of a court of competent jurisdiction obtained by the Broker/Dealer against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and, sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advances were made at a time when the conditions set forth in Section 14 were satisfied or waived, such payment shall be applied solely to pay the Advances of all the non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.  No Defaulting Lender shall be entitled to receive any commitment fees payable under Section 3(d) for any period during which such Lender is a Defaulting Lender (and the Broker/Dealer shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)           Defaulting Lender Cure.  If the Broker/Dealer and the Administrative Agent, each in its sole discretion, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with their Commitments), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Broker/Dealer while such Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

7.           Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Broker/Dealer hereunder shall to the extent permitted by applicable Laws be made free and clear of and without reduction, withholding or deduction for or on account of any Taxes.  If, however, any amount for or on account of Taxes is required to be withheld or deducted under any applicable Law, such amount for or on account of Taxes shall be withheld or deducted in accordance with such Laws.  For purposes of this Section 7, “applicable Law” includes FATCA.

(ii) If any amount for or on account of Taxes is required to be withheld or deducted from any such payment under any applicable Law, then (A) the Broker/Dealer or the Administrative Agent, as required by such Laws, shall withhold or make such deductions in the minimum amount required by such Laws, (B) the Broker/Dealer or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made for or on account of Indemnified Taxes or Other Taxes, the sum payable by the Broker/Dealer shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings or deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Broker/Dealer.  Without limiting the provisions of subsection (a) above, the Broker/Dealer shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, but subject to subsection (c)(ii) below, the Broker/Dealer shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7) withheld or deducted by the Broker/Dealer or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Broker/Dealer shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after written demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by Section 26.  A certificate as to the amount of any such payment or liability delivered to the Broker/Dealer by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Subsection (c)(i) above shall not apply to the extent that the amount of such Indemnified Taxes or Other Taxes is compensated for by an increased payment under subsection (a)(ii)(C) above.

(d) Evidence of Payments.  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Broker/Dealer shall deliver to the Administrative Agent for the Lender entitled to the relevant payment evidence reasonably satisfactory to such Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Governmental Authority.

(e) Tax Documentation.

(i) Each Lender shall promptly (A) notify the Broker/Dealer and the Administrative Agent of any change in circumstances which does, or is reasonably likely to, modify or render invalid any claimed exemption from or reduction of Tax (including any exemption from Taxes required to be withheld or deducted from any payments hereunder), and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Broker/Dealer or the Administrative Agent make any withholding or deduction for or on account of Taxes imposed from amounts payable to such Lender hereunder.

(ii) Each Lender shall promptly deliver to the Broker/Dealer or the Administrative Agent, as the Broker/Dealer or the Administrative Agent shall reasonably request, on or prior to the date hereof, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Lender, as are required to be furnished by such Broker/Dealer or the Administrative Agent under such Laws in connection with any payment by the Broker/Dealer or the Administrative Agent of Taxes or Other Taxes, with respect to such jurisdiction.

(iii) In addition, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Broker/Dealer and the Administrative Agent (in such number as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the expiration of any previously delivered form or upon the request of the Broker/Dealer or the Administrative Agent) executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Broker/Dealer or the Administrative Agent as will enable the Broker/Dealer or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code and that is entitled under the Code or any applicable treaty to an exemption from or reduction of United States federal withholding tax with respect to payments hereunder shall deliver to the Broker/Dealer and the Administrative Agent (in such number as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the expiration of any previously delivered form or upon the request of the Broker/Dealer or the Administrative Agent, but only if such Lender is legally entitled to do so), whichever of the following is applicable:

(A) executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B) executed originals of IRS Form W-8ECI;

(C) executed originals of IRS Form W-8IMY and all required supporting documentation;

(D) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Lender is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II) a “10-percent shareholder” of WNA within the meaning of section 881(c)(3)(B) of the Code or (III) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(E) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Broker/Dealer or the Administrative Agent to determine the withholding or deduction required to be made.

(iv) If a payment made to a Lender hereunder would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Broker/Dealer and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Broker/Dealer or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Broker/Dealer or the Administrative Agent as may be necessary for the Broker/Dealer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subsection (e)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender shall promptly (i) notify the Broker/Dealer and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (ii) update any such form such Lender previously delivered pursuant to this Section 7 or notify the Broker/Dealer and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Administrative Agent or any Lender determines, in its sole discretion acting in good faith, that it has received a refund or credit (in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Broker/Dealer or with respect to which the Broker/Dealer has paid additional amounts pursuant to this Section 7, it shall pay to the Broker/Dealer an amount equal to such refund or credit (in lieu of such refund) (but only to the extent of indemnity payments made, or additional amounts paid, by the Broker/Dealer under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit (in lieu of such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Broker/Dealer, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Broker/Dealer (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Broker/Dealer or any other Person.  Notwithstanding anything to the contrary in this subsection (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Broker/Dealer pursuant to this subsection (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g) Notification by Broker/Dealer. The Broker/Dealer shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent.

(h) Solely for United States income tax purposes, all parties to this Agreement agree that payments by or on account of any obligation of the Broker/Dealer hereunder shall be treated as payments from sources within the United States.

(i) Survival. Each party’s obligation under this Section 7 shall survive the resignation or replacement of the Administrative Agent or any assignment of right by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

8.           Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Advances, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Broker/Dealer through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Advances, or to convert Base Rate Advances to Eurocurrency Rate Advances, shall be suspended until such Lender notifies the Administrative Agent and the Broker/Dealer that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Broker/Dealer shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Eurocurrency Rate Advances of such Lender to Base Rate Advances, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Advances.  Upon any such conversion, the Broker/Dealer shall also pay accrued interest on the amount so prepaid or converted.

9.           Inability to Determine Rates.

(a) If prior to the commencement of the Interest Period for any proposed borrowing of Eurocurrency Rate Advances (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for determining the Eurocurrency Rate for the requested Interest Period with respect to a proposed Eurocurrency Rate Advances or (y) if the Administrative Agent is advised by the Required Lenders with respect to such Advance that the Eurocurrency Rate for the requested Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Advances for such Interest Period, then the Administrative Agent shall give notice thereof to the Broker/Dealer and the Lenders as promptly as practicable thereafter and, until the Administrative Agent (in the case of clause (y), upon the instruction of the Required Lenders) notifies the Broker/Dealer and the Lenders that the circumstances giving rise to such notice no longer exist, the obligation of the Lenders to make or maintain Eurocurrency Rate Advances shall be suspended.  Upon receipt of such notice, the Broker/Dealer may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Rate Advances or, failing that, will be deemed to have converted such request into a request for a borrowing of (or conversion to) Base Rate Advances in the amount specified therein.

(b) If any event described in the first sentence of Section 9(a) occurs, then at the request of the Administrative Agent or the Broker/Dealer, the Administrative Agent and the Broker/Dealer shall enter into negotiations for a period of no more than 30 days for the purpose of agreeing to a substitute basis for determining the rate of interest to be applied to the applicable Advance (and, to the extent required, any future Advances).  Any substitute basis agreed upon shall be, with the consent of all Lenders, binding on all of the parties to this Agreement.

10.           Increased Costs; Reserves on Eurocurrency Rate Advances.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 10(e));

(ii) except as specifically provided in the last sentence of this Section 10(a), subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Advance made by it, or change the basis of Taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 7 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Broker/Dealer will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.  For the avoidance of doubt, subsections (i) through (iii) above shall not apply to the extent any increased costs are (A) attributable to a Tax Deduction required by law to be made by the Broker/Dealer or (B)(1) compensated for by Section 7(c) or (2) would have been compensated for by Section 7(c) but were not so compensated solely because (a) the relevant Tax is an Excluded Tax, or (b) the loss, liability or cost is compensated for by an increased payment under Section 7(a).

(b) Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Broker/Dealer will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Broker/Dealer shall be conclusive absent manifest error.  The Broker/Dealer shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Broker/Dealer shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Broker/Dealer of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements.  The Broker/Dealer shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Advance equal to the actual costs of such reserves allocated to such Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Advances, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Advance; provided the Broker/Dealer shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

11.           Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Broker/Dealer shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Broker/Dealer (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or convert any Advance other than a Base Rate Advance on the date or in the amount notified by the Broker/Dealer; or

(c) any assignment of a Eurocurrency Rate Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Broker/Dealer pursuant to Section 33;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Broker/Dealer shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Broker/Dealer to the Lenders under this Section 11, each Lender shall be deemed to have funded each Eurocurrency Rate Advance made by it at the Eurocurrency Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Advance was in fact so funded.

12.           Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 10, or the Broker/Dealer is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7, or if any Lender gives a notice pursuant to Section 8, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7 or 10, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 8, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Broker/Dealer hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 10, or if the Broker/Dealer is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7, or if any Lender is a Defaulting Lender, or if any circumstance exists under the last paragraph of Section 28 that gives the Broker/Dealer the right to replace a Lender as a party hereto, the Broker/Dealer may replace such Lender in accordance with Section 33.

13.           Conditions of Initial Advance. The obligation of each Lender to make the initial Advance available to the Broker/Dealer hereunder is subject to satisfaction of the following conditions precedent in addition to those specified in Section 14:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Broker Dealer, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent and the Broker/Dealer;

(ii) Revolving Notes executed by the Broker/Dealer in favor of each Lender;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Broker/Dealer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Broker/Dealer is a party or is to be a party;

(iv) such documents and certifications as the Administrative Agent or its counsel may reasonably request to evidence that the Broker/Dealer is duly organized or formed, validly existing and in good standing in its jurisdiction of organization;

(v) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Weil, Gotshal & Manges LLP, New York counsel to the Broker/Dealer covering such other matters relating to the Broker Dealer, the Loan Documents or the transactions contemplated hereby as the Required Lenders shall reasonably request, and the Broker/Dealer hereby request such counsel to deliver such opinions; and

(vi) a certificate signed by a Responsible Officer of the Broker/Dealer certifying (A) that the conditions specified in Sections 14(a), (b) and (d) have been satisfied and (B) that since December 31, 2012 there shall not have occurred any events or changes that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(b) (i) All fees required to be paid to any Agent on or before the date hereof shall have been paid and (ii) all fees required to be paid to the Lenders on or before the date hereof shall have been paid.

(c) Unless waived by the Administrative Agent, the Broker/Dealer shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel, if requested by the Administrative Agent) to the extent invoiced prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Broker/Dealer and the Administrative Agent).

(d) Upon the reasonable request of any Lender made at least five Business Days prior to the date hereof, the Broker/Dealer shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least three Business Days prior to the date hereof.

(e) The Broker/Dealer shall have delivered to the Lenders the Broker/Dealer’s consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2012, reported on by Deloitte LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2013, certified by a Financial Officer of the Broker/Dealer.

(f) All requisite Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required and all such approvals and consents shall be in full force and effect.

(g) In the event of an Advance on the date hereof, the Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.  Each Borrowing Request delivered pursuant to this clause (g) shall be deemed to be a representation and warranty that each of the conditions specified in Sections 13(b) through (f) have been or will be satisfied on and as of the date hereof.

Without limiting the generality of the provisions of Section 20(c), for purposes of determining compliance with the conditions specified in this Section 13, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

14.           Conditions to all Borrowings.  The obligation of each Lender to honor any Borrowing Request (other than (x) a repayment pursuant to Paragraphs 3(d) or 5(c) of the Agreement or (y) a Borrowing Request requesting only a conversion of Advances to the other Type, or a continuation of Eurocurrency Rate Advances) is subject to the following conditions precedent:

(a) The representations and warranties of the Broker/Dealer contained in Paragraph 24(a) of the Agreement and Section 15 and in any document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (or, if such representation or warranty is itself modified by materiality or Material Adverse Effect, it shall be true and correct in all respects) on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b) No Event of Default or Event of Acceleration shall exist, or would result from such proposed Advance or the application of the proceeds thereof.

(c) The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.

(d) No Funding Blockage Event has occurred or would result from such proposed Advance or the application of the proceeds thereof.

Each Borrowing Request (other than a Borrowing Request requesting only a conversion of Advances to the other Type or a continuation of Eurocurrency Rate Advances) submitted by the Broker/Dealer shall be deemed to be a representation and warranty that the conditions specified in Sections 14(a), (b) and (d) have been satisfied on and as of the date of the applicable Advance.

15.           Representations and Warranties

The Broker/Dealer represents and warrants to the Administrative Agent and the Lenders that:

(a)           Since December 31, 2012, there has not occurred any event or change that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect

(b)           Immediately after the consummation of the transactions to occur on the date hereof, (a) the fair value of the assets of the Broker/Dealer, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Broker/Dealer will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Broker/Dealer will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) the Broker/Dealer will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date hereof; (e) the Broker/Dealer has not commenced nor does it intend to commence negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness, by reason of actual or anticipated financial difficulties; and (f) no moratorium has been declared and, in the opinion of the Broker/Dealer, no moratorium is reasonably likely to be declared in the foreseeable future, in each case, in respect of any indebtedness of the Broker/Dealer

(c)           The Broker/Dealer is in compliance with the Applicable Minimum Capital requirements of FINRA.

(d)           The Broker/Dealer is not engaged, and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock or to refinance indebtedness originally incurred for such purpose.

(e)           Neither the Broker/Dealer nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Broker/Dealer, any of the respective directors, officers, brokers, employees or agents of the Broker/Dealer or such Subsidiary or Affiliate is a Sanctioned Person.  No part of the proceeds of any Advances hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.

(f)           Neither the Broker/Dealer nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.  Neither the Broker/Dealer nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  The Broker/Dealer (i) is not a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

16.           Financial Statements; Ratings Change and Other Information.

So long as any Lender shall have any Commitment hereunder or any Advance or other Obligation hereunder shall remain unpaid or unsatisfied, the Broker/Dealer covenants and agrees with the Lenders that:

(a)           The Broker/Dealer will furnish to the Administrative Agent and each Lender:

i. as soon as available and in any event within 120 days (or, if earlier, the date that is fifteen (15) days after the reporting date for such information required by the SEC) after the end of each fiscal year of the Broker/Dealer, the Broker/Dealer’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any material qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Broker/Dealer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

ii. as soon as available and in any event within 60 days (or, if earlier, the date that is fifteen (15) days after the reporting date for such information required by the SEC) after the end of each of the first three fiscal quarters of each fiscal year of the Broker/Dealer, the Broker/Dealer’s FINRA Form SSOI  and SEC X-17A-5 form for each such fiscal quarter, each certified by a Financial Officer of the Broker/Dealer as presenting fairly in all material respects the financial condition and results of operations of the Broker/Dealer and its consolidated Subsidiaries on a consolidated basis;

iii. concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Broker/Dealer (i) certifying as to whether a Default that has not been disclosed in any prior Compliance Certificate (unless such Default exists anew or continues to exist at such time, in which case it shall be included on such Compliance Certificate) has occurred and, if such Default has occurred or exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that the Broker/Dealer is in compliance with all regulatory capital requirements to which it is subject, (iii) stating whether any change in GAAP or in the application thereof that has not been disclosed in any prior Compliance Certificate has occurred since December 31, 2012 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

iv. promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Broker/Dealer with FINRA or

SIPA or any Governmental Authority succeeding to any or all of the functions of FINRA or SIPA, including without limitation any notice required pursuant to Rule 17a-11 or Rule 17a-5(h)(2) under the SEA and any notice to FINRA pursuant to Paragraph 3(e) of the Agreement regarding suspension of its obligations to pay the principal amount hereof;

v. promptly after S&P or Moody’s shall have announced a change in the Debt Rating, written notice of such change;

vi. promptly following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

vii. promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Broker/Dealer or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 16(iv) (to the extent any such documents are included in materials otherwise filed with the SEC, FINRA or SIPA) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Broker/Dealer posts such documents, or provides a link thereto on the Broke/Dealer’s website on the Internet at the website address listed on Schedule 27; (ii) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (iii) on which such documents are posted on the Broker/Dealer’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Broker/Dealer shall deliver paper copies of such documents to the Administrative Agent or any Lender upon the written request of such Person and until a written request to cease delivering paper copies is given by such Person and (ii) the Broker/Dealer shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Broker/Dealer with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Broker/Dealer hereby acknowledges that (a) the Administrative Agent and/or one or more of the Agents will make available to the Lenders materials and/or information provided by or on behalf of the Broker/Dealer hereunder (collectively, the “Broker/Dealer Materials”) by posting the Broker/Dealer Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Broker/Dealer or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Broker/Dealer hereby agrees that (w) all Broker/Dealer Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Broker/Dealer Materials “PUBLIC,” the Broker/Dealer shall be deemed to have authorized the Agents and the Lenders to treat such Broker/Dealer Materials as not containing any material non-public information with respect to the Broker/Dealer or its securities for purposes of United States Federal and state securities Laws; (y) all Broker/Dealer Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Agents shall be entitled to treat any Broker/Dealer Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Notwithstanding the foregoing, the Broker/Dealer shall not be under any obligation to mark any Broker/Dealer Materials “PUBLIC”.

(b) The Broker/Dealer will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(i) the occurrence of any Event of Default, Event of Acceleration or of any event or condition that would prevent the Broker/Dealer from borrowing pursuant to Section 14;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Broker/Dealer or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(iii) the occurrence of any ERISA Event; and

(iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Broker/Dealer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

17.           Covenants.

So long as any Lender shall have any Commitment hereunder or any Advance or other Obligation hereunder shall remain unpaid or unsatisfied, the Broker/Dealer covenants and agrees with the Lenders that:

(a) The Broker/Dealer will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(b) The Broker/Dealer will continue to engage (including after giving effect to any acquisition) only in a business of the type that does not represent a fundamental change in the character of the business of the Broker/Dealer, conducted by the Broker/Dealer on the date of this Agreement, and businesses reasonably related thereto.

(c) The Broker/Dealer will comply with all Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d) The Broker/Dealer will comply with all capital requirements of FINRA applicable to it or its property and will comply in all material respects with all other rules, regulations and orders of FINRA applicable to it or its property.

(e) The Broker/Dealer will not create, incur, assume or permit to exist any Indebtedness (including pursuant to any Guarantee of Indebtedness of the Parent or another Subsidiary) except (x) Indebtedness created pursuant to this Agreement, (y) existing on the date hereof and to the extent having a principal amount in excess of $500,000 set forth on Schedule 17 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof and (z) other subordinated unsecured Indebtedness of the Broker/Dealer in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

18.           Appointment and Authorization of Agents.  Each of the Lenders hereby irrevocably appoints SunTrust Bank to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in Sections 18-26  shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the Credit Line provided for herein as well as activities as the Administrative Agent.  The provisions of this Section 18 are solely for the benefit of the Agents and the Lenders, and the Broker/Dealer shall have no rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in the any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

19.           Rights as a Lender.  The Person serving as the Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent hereunder, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Parent or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

20.           Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein, and the duties of the Administrative Agent hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, no Agent shall: (i) be subject to any fiduciary or other implied duties, regardless of whether an Event of Default, Event of Acceleration or Funding Blockage Event has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except (in the case of the Administrative Agent) discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Broker/Dealer or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Paragraphs 7, 8, 9 or 11 of the Agreement and Sections 27 and 29), or (ii) in the absence of its own gross negligence or willful misconduct to the extent that such determination is made by a final and non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, Event of Acceleration or Funding Blockage Event unless and until the Administrative Agent shall have received written notice from a Lender or the Broker/Dealer referring to this Agreement, describing such Event of Default, Event of Acceleration or Funding Blockage Event and stating that such notice is a “notice of default.”

(c) No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, Event of Acceleration or Funding Blockage Event, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Sections 13 or 14 or elsewhere herein, other than (in the case of the Administrative Agent) to confirm receipt of items expressly required to be delivered to it.

21.       Reliance by Administrative Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to any Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to any such Advance.  The Administrative Agent may consult with legal counsel (who may be counsel for the Broker/Dealer or the Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

22.       Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Line as well as activities as Administrative Agent.

23.       Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Broker/Dealer.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Broker/Dealer, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the

Lenders, appoint, in consultation with the Broker/Dealer, a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Broker/Dealer and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section).  The fees payable by the Broker/Dealer to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Broker/Dealer and such successor.  After the retiring Administrative Agent’s resignation hereunder, the provisions of these Sections 18 -26 and Section 30 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

24.       Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or other Loan Document or any related agreement or any document furnished hereunder or thereunder.

25.       Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Broker/Dealer, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Broker/Dealer) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders and the Administrative Agent under Sections 3 and 30) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3 and 30.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

26.       Withholding.

(a)           To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any Tax.  If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all reasonable costs and out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred in connection therewith.

(b)           Without duplication of any indemnity provided under subsection (a) of this Section, each Lender shall also indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (to the extent that the Administrative Agent has not already been reimbursed by the Broker/Dealer and without limiting the obligation of the Broker/Dealer to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 32(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with the Loan Documents, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

27.           Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or (subject to subsection (b) below) email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Broker/Dealer, the Administrative Agent or FINRA, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 27 attached hereto; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2, if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Broker/Dealer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BROKER/DEALER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BROKER/DEALER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BROKER/DEALER MATERIALS OR THE PLATFORM.  In no event shall any Agent-Related Person have any liability to the Broker/Dealer, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Broker/Dealer’s or the Administrative Agent’s transmission of Broker/Dealer Materials through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided that in no event shall any Agent-Related Person have any liability to the Broker/Dealer, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc.  Each of the Broker/Dealer and the Administrative Agent may change its address, telecopier, e-mail or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier, e-mail or telephone number for notices and other communications hereunder by notice to the Broker/Dealer and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Broker/Dealer Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Broker/Dealer or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests) purportedly given by or on behalf of the Broker/Dealer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Broker/Dealer shall each indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Broker/Dealer.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

28.       Amendments, Etc.  Subject in all events to Paragraph 19 of the Agreement, no amendment or waiver of any provision of this Agreement or the Revolving Notes, and no consent to any departure by the Broker/Dealer therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Broker/Dealer, as the case may be, and acknowledged by the Administrative Agent and approved by FINRA, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 13 (other than Section 13(b)(i) or (c), which may be waived solely by the Person to whom any such amounts are due) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or the Revolving Notes for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the Revolving Notes without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Advance, or (subject to clause (v) of the second proviso to this Section 28) any fees or other amounts payable hereunder or under the Revolving Notes without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Broker/Dealer to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Advance or to reduce any fee payable hereunder;

(e) change Section 4(g) or Section 34 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 28 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby; or

(g) waive any condition set forth in Section 14 as to any Advance after the initial Advance without the written consent of the Required Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement; (ii) Section 32(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Advances are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to this Agreement that requires the consent of each similarly situated Lender or such Lender and that has been approved by the Required Lenders, the Broker/Dealer may replace such non-consenting Lender in accordance with Section 33; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Broker/Dealer to be made pursuant to this paragraph).

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Broker/Dealer shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of this Agreement, then the Administrative Agent and the Broker/Dealer, with the approval of FINRA, shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

29.       No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and the other Loan Documents against the Broker/Dealer shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, or (b) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Broker/Dealer under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to the Agreement and (ii) in addition to the matters set forth in the preceding proviso and subject to Section 4(g), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

30.       Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  The Broker/Dealer shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and each of their respective Affiliates (including the actual, reasonable and documented fees, charges and disbursements of one counsel for the Agents, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel for each group of similarly affected Persons taken as a whole (and, if reasonably necessary, of one local counsel in any relevant material jurisdiction or one special counsel in any relevant area of expertise for all such similarly affected Persons taken as a whole)), in connection with the syndication of the Credit Line provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Indemnification by the Broker/Dealer.  The Broker/Dealer shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the actual, reasonable and documented fees, charges and disbursements of one counsel to the Indemnitees, taken as a whole and, solely in the case of a conflict of interest, one additional counsel to each group of similarly affected Indemnitees, taken as a whole (and, if reasonably necessary, of one local counsel in any relevant material jurisdiction or one special counsel in any relevant area of expertise to each group of similarly affected Indemnitees, taken as a whole) and settlement costs) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Broker/Dealer arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Broker/Dealer or any of the Broker/Dealer’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Broker/Dealer against an Indemnitee for material breach of such Indemnitee’s obligations hereunder, if the Broker/Dealer has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a dispute solely amongst the Indemnitees (other than claims against an Indemnitee in its capacity as Administrative Agent or as an Arranger) not arising out of any act or omission of the Broker/Dealer, or any Subsidiary; provided further that this Section 30(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) [Reserved].

(d) Reimbursement by Lenders.  To the extent that the Broker/Dealer for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 4(e).

(e) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither the Broker/Dealer, the Administrative Agent nor any Lender shall assert, and each of them hereby waives, any claim against any Person party to this Agreement or against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Documents or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f) Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

31.       Payments Set Aside.  To the extent that any payment by or on behalf of the Broker/Dealer is made to the Administrative Agent or any Lender, and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

32.           Successors and Assigns.

(a) Successors and Assigns Generally.  Subject in all respects to Paragraph 19 of the Agreement, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) the Broker/Dealer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (e) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Subject in all respects to Paragraph 19 of the Agreement, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it); provided that any such assignment shall also be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Advances at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default, Event of Acceleration or Funding Blockage Event has occurred and is continuing, the

Broker/Dealer otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitment assigned.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Broker/Dealer (such consent not to be unreasonably withheld or delayed; provided that the Broker/Dealer will be deemed to have consented to such assignment if its response is not received by the Administrative Agent within five days of its receipt of notice of such assignment) shall be required unless (1) an Event of Default, an Event of Acceleration or a Funding Blockage Event has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment under this Agreement to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  Following receipt by it of an Assignment and Assumption, the Administrative Agent shall promptly, and in any event within 10 days of receipt, deliver to the Broker/Dealer a fully executed copy of such Assignment and Assumption.

(v) No Assignment to Certain Persons.  No such assignment shall be made (A) to the Parent, the Broker/Dealer or any of the Parent’s or Broker/Dealer’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.

(vi) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Broker/Dealer and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Advances.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 7, 10, 11, and 30 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.  Upon request, the Broker/Dealer (at its expense) shall execute and deliver a Revolving Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Limitations on Rights of Eligible Assignees.  If (i) a Lender assigns or transfers any of its rights or obligations under this Agreement or changes its applicable Lending Office and (ii) as a result of circumstances existing at the date of the assignment, transfer or change, the Broker/Dealer would be obliged to make a payment to the relevant assignee, transferee or Lender acting through its new Lending Office pursuant to Section 7 or Section 10, then the relevant assignee, transferee or Lender acting through its new Lending Office is only entitled to receive payment under those Sections as a result of those circumstances to the same extent as the assignor, transferor or Lender acting through its previous Lending Office would have been if the assignment, transfer or change had not occurred.  For the avoidance of doubt, this subsection (c) shall not limit the Broker/Dealer’s obligations to make payments pursuant to Section 7 or 10 in respect of Taxes or a Tax Deduction arising as a result of a Change in Law after the date of the relevant assignment, transfer or change in applicable Lending Office.

(d) Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Broker/Dealer, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Advances (specifying unreimbursed amounts) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Broker/Dealer, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Broker/Dealer and any Lender (but only, in the case of a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Advances and other Obligations), at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Broker/Dealer’s agent solely with respect to the actions described in this Section, and the Broker/Dealer hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(e) Participations.  Any Lender may at any time, without the consent of, or notice to, the Broker/Dealer or the Administrative Agent, sell participations to any Person (other than a natural person, or the Parent, the Broker/Dealer or any of the Parent’s or Broker/Dealer’s Affiliates or Subsidiaries, or a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Broker/Dealer, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Broker/Dealer, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances or its other obligations) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury regulations.  The entries in each Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, consent or waiver in respect of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, consent, waiver or other modification requiring the consent of each Lender or the consent of each Lender affected thereby that affects such Participant.  Subject to subsection (f) of this Section, the Broker/Dealer agrees that each Participant shall be entitled to the benefits of Sections 7, 10 and 11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.

(f) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 7 or 10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Broker/Dealer’s prior written consent.  A Participant shall not be entitled to the benefits of Section 7 unless the Broker/Dealer is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Broker/Dealer, to comply with Section 7(e) as though it were a Lender.

(g) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Broker/Dealer (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 4(c).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Broker/Dealer under this Agreement (including its obligations under Section 10), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of this Agreement or any Revolving Note, remain the lender of record hereunder.  The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Broker/Dealer and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

33.       Replacement of Lenders.  If any Lender requests compensation under Section 10, or if the Broker/Dealer is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7, or if any Lender is a Defaulting Lender, or if any circumstance exists under the last paragraph of Section 28 that gives the Broker/Dealer the right to replace a Lender as a party hereto, then the Broker/Dealer may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 32), all of its interests, rights and obligations under this Agreement and the Revolving Notes to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Broker/Dealer shall have paid to the Administrative Agent the assignment fee specified in Section 32(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Revolving Notes (including any amounts under Section 11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Broker/Dealer (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 10 or payments required to be made pursuant to Section 7, such assignment will result in a reduction in such compensation or payments thereafter;

(d) the Broker Dealer or such Eligible Assignee shall have received all consents required in accordance with Section 32;

(e) if applicable, the replacement Eligible Assignee or Eligible Assignees shall consent to such amendment or waiver, and such amendment or waiver shall, after giving effect to such consent(s), be consummated; and

(f) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Broker/Dealer to require such assignment and delegation cease to apply.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 23.

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 33.

34.       Application of Funds.  Subject in all respects to the subordination provisions in Paragraph 2 of the Agreement, after the exercise of remedies provided for in Paragraph 7, 8, 9 or 11 of the Agreement (or after the Advances have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 6, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 7-12) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Agreement and the other Loan Documents and amounts payable under Sections 7-12), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Advances and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Advances, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Broker/Dealer or as otherwise required by Law.

35.       Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the interest paid or agreed to be paid under this Agreement and the other Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Advances or, if it exceeds such unpaid principal, refunded to the Broker/Dealer.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

36.       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof), the Broker/Dealer acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Broker/Dealer and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (B) the Broker/Dealer has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Broker/Dealer is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) each of the Agents and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Broker/Dealer or any of its Affiliates, or any other Person and (B) none of the Agents nor the Lenders has any obligation to the Broker/Dealer or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Broker/Dealer and its Affiliates, and none of the Agents nor the Lenders has any obligation to disclose any of such interests to the Broker/Dealer or any of its Affiliates.  To the fullest extent permitted by Law, the Broker/Dealer hereby waives and releases any claims that it may have against each Agent and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

37.       PATRIOT Act.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Broker/Dealer and each Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Broker/Dealer, which information includes the name and address of the Broker/Dealer, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Broker/Dealer, as applicable, in accordance with the Patriot Act.  The Broker/Dealer shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

38.           Survival. All covenants, agreements, representations and warranties made by the Broker/Dealer herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default, Event of Acceleration, Funding Blockage Event or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 7, 10, 11, 18-26 and 30 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

39.       Treatment of Certain Information; Confidentiality.

(a)           Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or tax authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 5, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries, or (ii) any credit insurance provider, (h) with the consent of the Broker/Dealer or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 39 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Broker/Dealer or the Parent.

(b)           For purposes of this Section 39, “Information” means all information received from the Parent, the Broker/Dealer or any Subsidiary relating to the Parent, the Broker/Dealer or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Parent, the Broker/Dealer or any Subsidiary; provided that, in the case of information received from the Parent, the Broker/Dealer or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person who is required to maintain the confidentiality of Information as provided in this Section 39 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c)           Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent, the Broker/Dealer or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Commitment Schedule

Lender	Commitment
SunTrust Bank	$100,000,000
BMO Harris Bank, N.A.	$100,000,000
Lloyds Bank plc	$100,000,000

Schedule 17

Indebtedness

None.

Schedule 27
Administrative Agent:	SunTrust Bank
3333 Peachtree Road
Atlanta, Georgia 30326
Attention: Paula Mueller
Telecopy Number: 404-439-7390

With a copy to:	SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Telecopy Number: (404) 495-2170

and

King & Spalding LLP
100 N. Tryon
Suite 3900
Charlotte, North Carolina 28202
Attention: W. Todd Holleman
Telecopy Number: (704) 503-2622

Broker/Dealer:	Willis Securities, Inc.
200 Liberty Street, 3rd Floor
NY, NY 10281
Attention: Antonio Ursano, Jr.
Telecopy Number: 917-3383618

FINRA:	Financial Industry Regulatory Authority, Inc.
District 10 – New York
One World Financial Center
200 Liberty Street
New York, NY 10281
Attention: Lana Idelchik
Fax: (212) 858-4189

EXHIBIT B

[FORM OF ASSIGNMENT AND ASSUMPTION]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement identified below (the “Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________

2.	Assignee:	______________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Broker/Dealer:	WILLIS SECURITIES, INC., a Delaware corporation

4.	Administrative Agent:	SUNTRUST BANK, as the administrative agent under the Agreement

5.	Agreement:	Revolving Note and Cash Subordination Agreement dated as of March 3, 2014 among the Broker/Dealer, the Lenders party thereto and the Administrative Agent.

6.         Assigned Interest:

Facility	Aggregate Amount of Commitments / Advances for all Lenders	Aggregate Amount of Commitments / Advances held by Assigning Lender	Amount of Commitments / Advances Assigned	Percentage Assigned of Commitment / Advances	CUSIP Number
Credit Line	$	$	$	%

7.         Trade Date:                      _________________

8.         Effective Date:  ____________, 201_

[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:________________________
Title:

[Consented to and Accepted:

SUNTRUST BANK,
  as Administrative Agent

By:________________________
      Title:]1

[WILLIS SECURITIES, INC.

By:           _____________________
Title:]2

_________________

1	To be added only to the extent required under Section 32(b)(iii) of Rider A to the Agreement.

2	To be added to the extent required under Section 32(b)(iii) of Rider A to the Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is not a “Defaulting Lender,” as such term is defined in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Broker/Dealer, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Broker/Dealer, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 16 of Rider A of the Credit Agreement thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it has delivered a true and complete Administrative Questionnaire and (vii) it is not a “Defaulting Lender,” as such term is defined in the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4.           US Tax Confirmation.  The Assignee confirms that it has delivered executed originals of IRS Form W-9 or the applicable IRS Form W-8 (with any required attachments), as required by Section 7 of Rider A of the Credit Agreement.

EXHIBIT C

[FORM OF BORROWING REQUEST]

BORROWING REQUEST

Date:  ________, ____

To:	SunTrust Bank,
as Administrative Agent
3333 Peachtree Road
Atlanta, GA 30326
Attention: Paula Mueller
Facsimile: 404-439-7390
Telephone: 404-439-9611
Email:  Paula.Mueller@suntrust.com

cc:           SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Facsimile:  (404) 495-2170
Telephone:  (404) 813-5156
Email: Agency.Services@SunTrust.com

Ladies and Gentlemen:

Reference is made to that certain Revolving Note and Cash Subordination Agreement, dated as of  March 3, 2014 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Willis Securities, Inc., a Delaware corporation, (the “Broker/Dealer”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and SunTrust Bank, as Administrative Agent.

The Broker/Dealer hereby requests a:

1.	Select one:

☐   Advance

☐   Conversion or continuation of Advance

[2.	Select One:

☐  If such Advance is a Eurocurrency Rate Advance, such Advance shall continue to be a Eurocurrency Rate Advance having an Interest Period of [__] [month[s]][week[s]].

☐  If such Advance is a Eurocurrency Rate Advance, such Advance shall be converted to a Base Rate Advance.

☐  If such Advance is a Base Rate Advance, such Advance shall be converted to a Eurocurrency Rate Advance having an Interest Period of [__][month[s]][week[s]].]3

[2][3].	In the aggregate amount of $________.

3.	Which will be a [Base Rate] [Eurodollar Rate] Advance.

[4.	With an Interest Period of ___ [month[s]][week[s]].]4

[4][5].	On ____________, 201_ (a Business Day).

6.	The Broker/Dealer’s account to which funds are to be disbursed is:

Account Number: ___________________

Location:__________________________

This Borrowing Request and the Advance requested herein comply with Sections 2  and 14 of Rider A to the Agreement.

WILLIS SECURITIES, INC. By: ___________________________ Name: Title:	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY By: ___________________________ Name: Title:

_________________________

3	To be included if “Conversion or Continuation of Advance” is selected.

4	Insert if a borrowing of a Eurocurrency Rate Advance.